Exhibit 99.6

           (Text of graph posted to Ashland Inc.'s website concerning
                   Ashland Specialty Chemical's gross profit)

                    Gross Profit % - 3 Month Rolling Average


           2001        2002        2003         2004        2005      2006
          ------      ------      ------       ------      ------    ------

January    29.5        31.6        30.5         29.3        24.8      27.3
February   29.1        32.3        30.3         29.3        25.8      28.0
March      28.9        33.3        29.5         29.5        26.7
April      29.4        34.3        29.4         29.1        27.2
May        29.8        34.4        28.8         28.2        27.0
June       29.9        34.1        29.4         27.3        27.7
July       29.7        33.2        29.7         27.3        27.8
August     29.9        32.4        30.4         26.7        28.3
September  30.3        32.3        29.7         25.5        27.3
October    31.2        32.0        29.7         24.5        27.4
November   31.5        31.7        29.6         24.1        26.8
December   31.8        31.2        29.8         24.2        27.4


                    Gross Profit % - 12 Month Rolling Average

             2001         2002        2003        2004         2005      2006
            ------       ------      ------      ------       ------    ------

January      29.2         30.4        32.5        29.5         26.3      27.4
February     29.2         30.9        32.2        29.5         26.2      27.5
March        29.1         31.3        31.8        29.6         25.9
April        29.2         31.7        31.3        29.5         26.0
May          29.3         32.0        30.8        29.4         26.0
June         29.3         32.4        30.6        29.0         26.1
July         29.5         32.6        30.4        28.8         26.2
August       29.7         32.7        30.3        28.4         26.4
September    29.7         32.9        29.9        27.9         26.6
October      29.9         32.8        29.8        27.4         26.9
November     30.1         32.7        29.8        27.0         27.0
December     30.3         32.7        29.6        26.5         27.3